Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.  Double asterisks denote omissions.

AMENDMENT TO DEVELOPMENT FUNDING AGREEMENT

This Amendment to Development Funding Agreement (“Amendment”), made effective as of June 7, 2019 (the “Amendment Date”), entered into by and between Apellis Pharmaceuticals Inc., a Delaware corporation, with a principal place of business at 6400 Westwind Way, Suite A, Crestwood, KY 40014, USA (“Apellis”), and SFJ Pharmaceuticals XI, L.P. (“SFJ”), an SFJ Pharmaceuticals® company and limited partnership organized and existing under the laws of Delaware, having its principal place of business at 5000 Hopyard Road, Suite 330, Pleasanton, CA 94588, USA, amends that certain Development Funding Agreement dated as of February 28, 2019 (the “Agreement”), by and between Apellis and SFJ.

WHEREAS, Apellis and SFJ desire to increase the amount of financing that SFJ will provide to Apellis for the development of the Product as a treatment for patients with PNH as well as to make certain other amendments;

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

PART 1

DEFINITIONS

1.1Capitalized terms used but not defined herein shall have meanings ascribed to them in the Agreement.

PART 2

AMENDMENTS TO AGREEMENT

2.1Section 4.1.1 of the Agreement is hereby amended and restated in its entirety as set forth below:

“4.1.1SFJ will be obligated to pay One Hundred Forty Million U.S. Dollars ($140,000,000.00) (“Maximum SFJ Development Costs”) to Apellis in accordance with the funding schedule set forth in Section 4.2. Subject to Section 4.3, any Apellis Development Costs in excess of the Maximum SFJ Development Costs will be borne by Apellis.”

2.2Section 4.2 of the Agreement is hereby amended and restated in its entirety as set forth below:

“4.2Funding Schedule.  SFJ will pay to Apellis the amounts of Apellis Development Costs set forth in the table below on or before (but not earlier than [**] before) the corresponding funding dates (each, a “Funding Date”) set forth in the table below.  Notwithstanding the foregoing, in no event shall SFJ be obligated to pay to Apellis funding payments #3, #4 and #5 as set forth in the table below until [**] after the date Apellis shall have notified SFJ that Apellis has achieved the corresponding milestones listed on Exhibit M (if any) for such funding payments, respectively.

Funding Schedule:

To be paid on or before the Initial Funding Date (funding payment #1)	To be paid on or before the Subsequent Funding Date (funding payment #2)	To be paid on or before [**] (funding payment #3)	To be paid on or before [**] (funding payment #4)	To be paid on or before [**] (funding payment #5)	Total
$60 Million	$20 Million	$20 Million	$20 Million	$20 Million	$140 Million

The initial payment of Sixty Million U.S. Dollars ($60,000,000.00) set forth in the table above shall be payable on or before the date (the “Initial Funding Date”) that is the latest of (i) [**], (ii) [**] after the date on which Apellis shall have notified SFJ of the date on which Apellis will, subject to SFJ’s concurrent payment of such funding payment, satisfy Apellis’ obligations in Section 7.4 or (iii) the date on which all of Apellis’ obligations in Section 7.4 are satisfied.  Funding payment #2 set forth in the table above shall be payable on or before the date for such payment set forth in Exhibit M.

For avoidance of doubt, if any of the amounts set forth in the table above is not paid as scheduled for the reason set forth in Section 4.1.2, SFJ shall pay such amount to Apellis within [**] after Apellis notifies SFJ in writing that Apellis has met the condition for funding set forth in such provision.”

2.3The paragraph in Section 6.1 of the Agreement preceding the tables described below in Section 2.4 of this Amendment is hereby amended and restated in its entirety as set forth below:

“6.1Regulatory Approval Following Completion of the Trial.  Following Regulatory Approval by:  (i) the FDA, Apellis will pay to SFJ the sum of the initial payments in the amounts set forth in the two tables below to be made within [**] after the date of the first Regulatory Approval by the FDA based upon the date of such Regulatory Approval as shown on the tables below (the “Initial US Payment”) and annual payments equal to the sum of the amounts set forth in the two tables below on or before each applicable anniversary of the date of the applicable Regulatory Approval (the “US Approval Payments”) (in millions of US Dollars); and/or (ii) the EMA, Apellis will pay to SFJ the sum of the initial payments in the amounts set forth in the two tables below to be made within [**] after the date of the first Regulatory Approval by the EMA based upon the date of such Regulatory Approval as shown in the tables below (the “Initial EU Payment”) and annual payments equal to the sum of the amounts set forth in the two tables below on or before each applicable anniversary of the date of the applicable Regulatory Approval (the “EU Approval Payments”) (in millions of US Dollars).  The Initial US Payment, Initial EU Payment, US Approval Payments and EU Approval Payments are collectively referred to as the “Approval Payments,” and shall be subject to adjustment as provided in Section 6.2.”

2.4A second table is hereby inserted in Section 6.1 of the Agreement immediately below the table set forth therein, which second table shall read as follows:

“Additional Approval Payment amounts payable based on SFJ’s payment to Apellis of funding payment #2 set forth in Section 4.2 (i.e., the amounts in the following table shall be added to the Approval Payment amounts in the table immediately above if such Approval Payments become payable based on applicable Regulatory Approvals as set forth above):

Approval Period	Approval Region	Initial Payment	First Anniversary	Second Anniversary	Third Anniversary	Fourth Anniversary	Fifth Anniversary	Sixth Anniversary	Total Payments
On or before Apr. 30, 2021	US	1.50	[**]	[**]	[**]	[**]	[**]	[**]	35.00
	EU	1.50	[**]	[**]	[**]	[**]	[**]	[**]	35.00
May-2021	US	1.50	[**]	[**]	[**]	[**]	[**]	[**]	35.00
	EU	1.50	[**]	[**]	[**]	[**]	[**]	[**]	35.00
Jun-2021	US	1.50	[**]	[**]	[**]	[**]	[**]	[**]	35.00
	EU	1.50	[**]	[**]	[**]	[**]	[**]	[**]	35.00
Jul-2021	US	1.50	[**]	[**]	[**]	[**]	[**]	[**]	35.00
	EU	1.50	[**]	[**]	[**]	[**]	[**]	[**]	35.00
Aug-2021	US	1.50	[**]	[**]	[**]	[**]	[**]	[**]	35.00
	EU	1.50	[**]	[**]	[**]	[**]	[**]	[**]	35.00
Sep-2021	US	1.50	[**]	[**]	[**]	[**]	[**]	[**]	35.00
	EU	1.50	[**]	[**]	[**]	[**]	[**]	[**]	35.00

Approval Period	Approval Region	Initial Payment	First Anniversary	Second Anniversary	Third Anniversary	Fourth Anniversary	Fifth Anniversary	Sixth Anniversary	Total Payments
Oct- 2021	US	1.50	[**]	[**]	[**]	[**]	[**]	[**]	35.00
	EU	1.50	[**]	[**]	[**]	[**]	[**]	[**]	35.00
Nov-2021	US	2.00	[**]	[**]	[**]	[**]	[**]	[**]	35.00
	EU	2.00	[**]	[**]	[**]	[**]	[**]	[**]	35.00
On or after Dec. 1, 2021	US	2.50	[**]	[**]	[**]	[**]	[**]	[**]	35.00
	EU	2.50	[**]	[**]	[**]	[**]	[**]	[**]	35.00

”

2.5Section 6.2 of the Agreement is hereby amended and restated in its entirety as set forth below:

“6.2Payment Adjustments.  In the event that the actual funding paid to Apellis by SFJ hereunder, including any additional amounts paid by SFJ pursuant to Section 4.3 but excluding the amount of funding payment #2 set forth in the table in Section 4.2, is lower or greater than One Hundred Twenty Million U.S. Dollars ($120,000,000.00), the Approval Payments in the first table in Section 6.1 will be multiplied by a fraction, the numerator of which is equal to such actual funding paid to Apellis by SFJ hereunder and the denominator of which is equal to One Hundred Twenty Million U.S. Dollars ($120,000,000.00).  In the event that SFJ pays to Apellis the Additional SFJ Funding in accordance with Section 4.3, for purposes of the foregoing adjustment, [**] U.S. Dollars ($[**]) of such Additional SFJ Funding shall be allocated to the calculation of the US Approval Payments in the first table in Section 6.1 and [**] U.S. Dollars ($[**]) of such Additional SFJ Funding shall be allocated to the calculation of the EU Approval Payments in the first table in Section 6.1 (and, for the avoidance of doubt, such amounts shall not be allocated to the calculation of any of the amounts in the second table  in Section 6.1).  If Apellis obtains Regulatory Approval based on data from the PRINCE Trial after a termination of this Agreement pursuant to Section 14.2.3, then, for purposes of Section 14.3.3, the Approval Payment schedules set forth above in Section 6.1 shall be replaced in their entireties with a royalty (the “PRINCE-Only Royalty”) equal to [**], which royalty shall be payable until the earlier of such time as the cumulative royalty amounts paid by Apellis to SFJ reach four hundred sixty million dollars ($460,000,000) or such time as Apellis and its Affiliates, licensees, sublicensees and transferees have permanently discontinued all Commercialization of systemic formulations of the Product.  For purposes of the foregoing royalty formula, [**].”

2.6Section 14.3.1.1 of the Agreement is hereby amended by replacing the phrase “three hundred eight million dollars ($308,000,000)” therein with the phrase “three hundred sixty-five million dollars ($365,000,000)”.

2.7Section 14.3.4.2 of the Agreement is hereby amended by replacing the phrase “$308,000,000” therein with the phrase “three hundred sixty-five million dollars ($365,000,000)”.

2.8Exhibit M of the Agreement is hereby deleted and replaced in its entirety with Exhibit M attached to this Amendment.

PART 3

GENERAL

3.1As amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Amendment to be executed in duplicate by their duly authorized representatives as of the Amendment Date.

APELLIS PHARMACEUTICALS, INC.

By:/s/ Cedric Francois

Name: Cedric Francois

Title: CEO

Date: 6/7/2019

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Amendment to be executed in duplicate by their duly authorized representatives as of the Amendment Date.

SFJ PHARMACEUTICALS XI, L.P.

By:SFJ Pharmaceuticals General Partner XI, L.P.,

a Delaware limited partnership

Its:General Partner

By:SFJ Pharmaceuticals GP Corp. XI,

a Delaware corporation

Its:General Partner

By:/s/ Robert DeBenedetto

Name: Robert DeBenedetto

Title: President and Chief Executive Officer

Date: __________June 7, 2019